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                         [COOPERS & LYBRAND LETTERHEAD]



                                                                May 31, 1996




Mr. Joseph Sutton
Chief Executive Officer
Happiness Express Inc.
One Harbor Park Drive
Pt. Washington, NY 11050

Dear Mr. Sutton:

In connection with the investigation into the financial irregularities recently discovered with respect to the financial statements and accounting records of Happiness Express Inc., certain information has come to our attention regarding the Company's financial statements as of and for the year ended March 31, 1996 that indicates a revision of those statements is necessary.

Please notify persons who are known to be relying or who are likely to rely on the financial statements and the related auditors' report that they should not be relied upon, and that revised financial statements and auditors' report will be issued upon completion of the investigation.

Also, you should discuss with the Securities and Exchange Commission, appropriate stock exchanges and other regulatory agencies the disclosures to be made or other measures to be taken in the circumstances.

                                        Very truly yours,

                                        /s/ Coopers & Lybrand L.L.P.


cc:  Morton H. Scheer, Morton H. Scheer & Co.
     William B. Wachtel, Gold & Wachtel